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                                                                    EXHIBIT 99.7





                             SUPPLEMENTAL INDENTURE

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                            ESPRIT TELECOM GROUP PLC

                                   AS ISSUER

                                      AND

                             THE BANK OF NEW YORK,

                               TRUSTEE, REGISTRAR
                                AND PAYING AGENT



                          ---------------------------

                             SUPPLEMENTAL INDENTURE

                         DATED AS OF DECEMBER 23, 1998

                          ---------------------------



                                  $230,000,000

                         11 1/2% SENIOR NOTES DUE 2007




        SUPPLEMENTING THE INDENTURE DATED AS OF DECEMBER 18, 1997 AMONG
                     ESPRIT TELECOM GROUP PLC, ISSUER, AND
           THE BANK OF NEW YORK, TRUSTEE, REGISTRAR AND PAYING AGENT.


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         SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of
December 23, 1998 between ESPRIT TELECOM GROUP PLC, a public limited company organized under the laws of England and Wales (the "Issuer"), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee, Registrar and Paying Agent (the "Trustee"), under the Indenture dated as of December 18, 1997 (the "Indenture").

                                  WITNESSETH:

         WHEREAS, the Issuer has issued $230,000,000 principal amount of 11 1/2% Senior Notes due 2007 (the "Securities") pursuant to the Indenture;

         WHEREAS, the Issuer has entered into an Offer Agreement, dated December 8, 1998, with Global TeleSystems Group, Inc., a Delaware corporation ("GTS"), pursuant to which, subject to the terms and conditions thereof, an offer will be made by or on behalf of GTS to acquire all of the outstanding share capital of the Issuer (the "Equity Exchange Offer");

         WHEREAS, the Issuer has requested that the holders (the "Holders") of the Securities waive the applicability of Section 4.15 (governing a Change of Control, as defined therein) of the Indenture to the acquisition of the Issuer by GTS by means of the Equity Exchange Offer or by any other transaction pursuant to the Offer Agreement, as may be amended and restated from time to time, in which GTS effects a Change of Control of the Issuer (the "Offer");

         WHEREAS, the Issuer wishes to obtain such waiver pursuant to Section
9.2 of the Indenture; and

         WHEREAS, the Trustee has received evidence satisfactory to it of the consent of the holders of a majority of the aggregate principal amount of the Securities outstanding to the waiver set forth herein.

         NOW, THEREFORE, intending to be legally bound hereby, the parties agree as follows. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture.

                                   ARTICLE I

                                    WAIVERS

         All Holders and every subsequent holder of the Securities shall be bound by the following waiver of the Indenture and the Securities:

         Such persons expressly waive the applicability of Section 4.15 of the Indenture (governing a Change of Control) to the Offer.

                                   ARTICLE II

                                 MISCELLANEOUS

         Section 2.1 Except as waived hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects. This Supplemental Indenture shall only constitute a waiver to the extent provided herein with respect to the Change of Control provisions as set forth in Section 4.15 of the Indenture and shall not be deemed to be a waiver of any other provision of the Indenture. For the avoidance of doubt, the waiver provided pursuant to Article I hereof shall not apply to any transaction or series of transactions that would result in a Change of Control of the Issuer other than the Offer.
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     Section 2.2    This Supplemental Indenture and each and every provision
hereof shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of such State.

     Section 2.3 This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall constitute but one and the same instrument.

     Section 2.4 In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date hereof.


                                        ESPRIT TELECOM GROUP PLC

                                        By   /s/ ROY MERRITT
                                             --------------------------------
                                             Name: ROY MERRITT
                                             Title: C.F.O.


                                        By   /s/ J.P. McMONIGALL
                                             --------------------------------
                                             Name: J.P. McMONIGALL
                                             Title: DIRECTOR


                                        THE BANK OF NEW YORK, as Trustee,
                                        Registrar and Paying Agent,

                                        By
                                             --------------------------------
                                             Name:
                                             Title:
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     Section 2.2    This Supplemental Indenture and each and every provision
hereof shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of such State.

     Section 2.3 This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall constitute but one and the same instrument.

     Section 2.4 In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date hereof.

                                   ESPRIT TELECOM GROUP PLC

                                   By
                                       ----------------------------------------
                                       Name:
                                       Title:

                                   By
                                       ----------------------------------------
                                       Name:
                                       Title:


                                   THE BANK OF NEW YORK, as Trustee,
                                   Registrar and Paying Agent,

                                   By    /s/ PAUL SCHMALZEL
                                       ----------------------------------------
                                       Name:   PAUL SCHMALZEL
                                       Title:  Vice President